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                                                                      EXHIBIT 21

                 LIST OF SUBSIDIARIES OF CARNIVAL CORPORATION

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                                                   JURISDICTION OF INCORPORATION
NAME OF SUBSIDARY                                         OR ORGANIZATION
- -----------------                                  -----------------------------
(9)    Alaska Overland, Inc.                             Alaska
(5)    Alaska Travel Center, Inc.                        Washington
(8)    Anchorage Hotel Associates, Inc.                  Alaska
       Celebration Cruises Inc.                          Liberia
(5)    Evergreen Trails, Inc.                            Washington
       Festivale Maritime Limited                        Bahamas
       Futura Cruises Inc.                               Panama
       HAL Antillen N.V.                                 Netherlands Antilles
(1)    HAL Beheer B.V.                                   Netherlands
(1)    HAL Buitenland B.V.                               Netherlands
(1)    HAL Cruises LImited                               Bahamas
(1)    HAL Maritime Ltd.                                 British Virgin Islands
(1)    HAL Overseas Ltd.                                 British Virgin Islands
(1)    HAL Services B.V.                                 Holland
(1)    HAL Shipping Ltd.                                 British Virgin Islands
(3)    Holland America Line Inc.                         Delaware
(3)    Holland America Line - Westours                   Washington
       Jubilee Cruises Inc.                              Liberia
(5)    Leisure Corporation                               Alaska
       Sunbury Assets Inc.                               Panama
       Sunbury Assets Limited                            Bahamas
(6)    Trailways Tours, Inc.                             Washington
       Trident Insurance Company Limited                 Bermuda
       Tropicale Cruises Inc.                            Liberia
       Utopia Cruises Inc.                               Panama
(1)    West Coast Cruise Ltd.                            British Virgin Islands
(5)    Westmark Hotels of Canada Ltd.                    Canada(7)
(5)    Westmark Hotels, Inc.                             Alaska
(8)    Westmark Kodiak Inc.                              Alaska
(8)    Westmark Third Avenue Inc.                        Alaska
(5)    Westours Motor Coaches, Inc.                      Alaska
(5)    White Pass & Yukon Motorcoaches, Inc.             Alaska
(2)    Wind Spirit Limited                               Bahamas
(1)    Windstar Sail Cruises Limited                     Bahamas
(2)    Wind Star Limited                                 Bahamas
(1)    Wind Surf Limited                                 Bahamas

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(1)    Subsidiary of HAL Antillen N.V.
(2)    Subsidiary of Windstar Sail Cruises Limited
(3)    Subsidiary of HAL Buitenland B.V.
(4)    Subsidiary of Holland America Line Inc.
(5)    Subsidiary of Holland America Line-Westours Inc.
(6)    Subsidiary of Evergreen Trails, Inc.
(7) Holland America Line-Westours Inc. owns all of the common stock and noncumulative redeemable preferred stock, while Westmark Hotels, Inc. owns all of the redeemable preferred Class B stock and the redeemable preferred Class C stock.
(8)    Subsidiary of Westmark Hotels, Inc.
(9)    Subsidiary of Westours Motor Coaches, Inc.

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